Question 7.c)
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Addendum to Question 7.c on Form N-SAR

List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 90 consecutive series or portfolio permitted by the form.

                                                  Is this the
Series                                            last filing
Number   Series Name                             For this series?
                                                    (Y or N)

96      RPG EMERGING MARKET SECTOR ROTATION FUND        	N


* Please refer to the Annual Report to Shareholders to be filed on Form N-CSR for additional information concerning the Funds.